UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) October 17, 2003

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File No. 1-7434

GEORGIA	58-1167100

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE

     AFLAC Incorporated is providing its press release dated October 17, 2003 in which it announced that the board of directors elected Douglas W. Johnson to AFLAC Incorporated's board of directors. Mr. Johnson will serve until the annual shareholder's meeting, at which time he will stand for election along with the other director nominees. The press release is included herein as Exhibit 99 for reporting under Item 9.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Ralph A. Rogers, Jr.	October 17, 2003

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

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EXHIBITS FILED WITH CURRENT FORM 8-K:

          99 - Press release of AFLAC Incorporated dated October 17, 2003.

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